OCTOBER 2008 LETTER AGREEMENT WITH DEBENTURE HOLDERS

MSTI Holdings, Inc.
259-263 Goffle Road
Hawthorne, New Jersey 07506

October 16, 2008

To the MSTI Holdings, Inc. Debenture Holders:

Reference is hereby made to that certain Securities Purchase Agreement, dated as of May 25, 2007 (the “Purchase Agreement”), as supplemented by letter agreements dated January 30, 2008, February 11, 2008 and May 23, 2008, by and among MSTI Holdings, Inc., a Delaware corporation (the “Company”), and each entity identified on the signature pages thereto (each, including its successors and assigns, a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

1.  Additional Issuances.

(a) Section 7(a) of the Debentures states that so long as any portion of the Debentures remains outstanding, unless the holders of at least 85% in principal amount of the then outstanding Debentures shall have otherwise given prior written consent, the Company shall not, directly or indirectly, other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind.

(b) Section 4.12 of the Purchase Agreement grants each of the Purchasers the right to participate in a Subsequent Financing.

(c) Section 4.13(a) of the Purchase Agreement restricts the Company from issuing Common Stock or Common Stock Equivalents.

(d) Section 4.13(b) of the Purchase Agreement restricts the Company from engaging in a Variable Rate Transaction.

(e) Section 4.13(c) of the Purchase Agreement grants the Purchasers so-called most favored nations rights (“MFN Rights”).

The Purchasers hereby consent solely to the issuance of the Additional Debentures and Incentive Shares (each as defined below) and grant only the waivers described herein and no others.

2.  Additional Debentures; Incentive Shares.

(a)  Each of the Purchasers identified on Schedule I hereto hereby agrees to purchase from the Company, and the Company hereby agrees to sell to such Purchasers, additional Debentures in the aggregate principal amount of $352,631 (the “Additional Debentures”), in the form annexed hereto as Exhibit A and in the denominations set forth on Schedule I, for the purchase price set forth on Schedule I hereto. In connection with the purchase of the Additional Debentures, the Company will issue to each Purchaser who is acquiring Additional Debentures the amount of Common Stock set forth on Schedule I (“Incentive Shares”). The purchase price of the Debentures and Incentive Shares and the Debentures and Incentive Shares and “Intercreditor Agreement” to be entered into in connection herewith will be deposited in escrow with Grushko & Mittman, P.C., as Escrow Agent, and released pursuant to the terms of the Escrow Agreement annexed hereto as Exhibit B.

(b) The rights and obligations of each Purchaser identified on Schedule I (severally and not jointly with the rights of such other Purchasers) and of the Company with respect to the Additional Debentures and the shares of Common Stock issuable under the Additional Debentures (the “Additional Underlying Shares”) shall be identical in all respects to the rights and obligations of such Purchaser and of the Company with respect to the Debentures and the Underlying Shares. The Purchase Agreement is hereby amended so that the term “Debentures” includes the Additional Debentures and the term “Underlying Shares” includes the Additional Underlying Shares. The Registration Rights Agreement entered into in connection with the Purchase Agreement is hereby amended so that the term “Registrable Securities” includes in the calculation thereof the Additional Underlying Shares and the Incentive Shares. The parties confirm and ratify that the term “Obligations” in the Security Agreement and Subsidiary Guarantee includes the Additional Debentures.

3. Representations and Warranties of the Company. The Company hereby makes to the Purchasers the following representations and warranties:

(a)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)  Issuance of the Additional Debentures and Incentive Shares. The Additional Debentures are duly authorized and, upon the execution of this Agreement by a Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Incentive Shares upon issuance and the Additional Underlying Shares, when issued in accordance with the terms of the Additional Debentures, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock sufficient for issuance of the Incentive Shares and Additional Underlying Shares.

(d)  Equal Consideration. Except as set forth in this Agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents that is not proportional to such Purchaser’s holding of Debentures.

(e) No Ratchet. The issuance of the Additional Debentures and Incentive Shares and the conduct of the Qualified Offering (defined below) do not and will not trigger any right of any holder of Common Stock or Common Stock Equivalents (other than the Purchasers if the Qualified Offering does not occur) to exercise or receive the benefit of ratchet, reset, anti-dilution, right of participation, right of first refusal, acceleration or other similar rights.

(f)  Affirmation of Prior Representations and Warranties. The Company’s representations and warranties listed in Section 3.1 of the Purchase Agreement are true and correct as of the date hereof, provided that the Company’s representations and warranties are qualified by any SEC Filings made prior to the date hereof.

4.  Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

(a)  Authority. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Own Account. Such Purchaser (i) understands that the Additional Debentures, the Additional Underlying Shares and Incentive Shares (the “Securities”) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, (ii) is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, (iii) has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and (iv) has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Additional Underlying Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)  Purchaser Status. Such Purchaser is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)  Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)  General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.  Public Disclosure. The Company shall, as soon as practical, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto, but in any event within 5 business days of the full execution hereof. The Company shall consult with the Purchasers in issuing any press releases with respect to the transactions contemplated hereby.

6. Rollover Conditions and Qualified Offering.

(a) Rollover Conditions. The Purchasers agree that the Maturity Date of the Additional Debenture will be automatically extended to April 30, 2010, as same may be accelerated pursuant to the terms of the Additional Debenture upon both the following conditions (“Rollover Conditions”): (i) the non-occurrence of an Event of Default (as defined in the Additional Debenture) or an event which with the passage of time or the giving of notice could become an Event of Default, and (ii) the receipt of net proceeds by the Company from a Qualified Offering.

(b) Qualified Offering. “Qualified Offering” shall mean (i) an offering of the Company’s Common Stock at not less than $0.125 of net proceeds to the Company per share of Common Stock, with aggregate net proceeds that must be received by the Company of not less than $1,000,000, (ii) the Company receives such net proceeds not later than sixty days after the issue date of the Additional Debenture, and (iii) the issuance of the Common Stock and the Common Stock Purchase Warrants described below do not result in the triggering of any right of any other holder of any Common Stock or Common Stock Equivalents to exercise or receive the benefit of any ratchet, reset, anti-dilution, right of participation, right of first refusal, acceleration, or other similar rights. If the Rollover Conditions do not occur, then the Maturity Date shall not be extended until April 30, 2010.

(c) Qualified Offering Warrants. The Company may issue Common Stock Purchase Warrants as part of the Qualified Offering provided the exercise price of such Warrants is at no time less than $0.125 per share of Common stock and the number of shares purchasable upon exercise of the Warrants does not exceed the number of shares of Common Stock sold in the Qualified Offering.

(d) Acknowledgement. The Company acknowledges and agrees that if the Qualified Offering does not occur, then the Conversion Price as set forth in Section 4(b) of the Additional Debentures shall be applicable to all of the Debentures issued by the Company to the Purchasers including the Additional Debentures and the Debentures issued pursuant to the Letter Agreement With Debenture Holders dated May 23, 2008. The Company further acknowledges and agrees that if the Qualified Offering does not occur the issuance of the Additional Debentures is not an Exempt Issuance. The Purchasers acknowledge that provided the Qualified Offering occurs, then the issuance of the Additional Debentures and Incentive Shares and the conduct of the Qualified Offering are each an Exempt Issuance.

7.  Independent Nature of Purchasers' Obligations and Rights. The Company has elected to provide all Purchasers with the same terms and Agreement for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The obligations of each Purchaser under this Agreement, and any Transaction Document, are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement or any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.

8. Successor Agent. The Purchasers, Company and DKR Soundshore Oasis Holding Fund Ltd., as Agent, consent to the appointment of Collateral Agents, LLC as successor Agent pursuant to the Security Agreement. Collateral Agents, LLC, by its signature hereto accepts such appointment pursuant to the Security Agreement. DKR Soundshore Oasis Holding Fund Ltd. as former Agent will promptly deliver to Collateral Agents, LLC any Collateral (as defined in the Security Agreement) in its possession to Collateral Agents, LLC. The address for notice purposes of Collateral Agents, LLC is 111 West 57th Street, Suite 1416, New York, NY 10019, Attn: General Counsel, fax: (212) 245-9101. The Company agrees to pay Collateral Agents, LLC an annual fee of $2,500 for serving as Collateral Agent. The fee for the first year commencing on the date of this Letter Agreement shall be paid out of the proceeds of the purchase price of the Additional Debentures deposited pursuant to the Escrow Agreement.

9. Additional Notice. Any notice required to be given by the Company to the Purchasers pursuant to the Transaction Documents shall also be given in the same manner to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, NY 10176, fax: (212) 697-3575.

10.  Miscellaneous. Subject to the waivers and agreements provided herein, the Transactions Documents shall remain in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Purchasers, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. The Purchasers reserve all rights, remedies, powers or privileges available under the Transaction Documents, at law or otherwise, subject to the terms of this Agreement. This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please indicate your acknowledgment of and agreement to the foregoing by signing a copy of this letter and returning an executed original to the Company. This Agreement may be executed by the parties hereto in counterparts, and execution may be evidenced by facsimile or other electronic transmission of a signed signature page by any party hereto, and all of such counterparts together shall constitute one and the same instrument.

Sincerely,

MSTI HOLDINGS, INC.

/s/ Frank Matarazzo
Frank Matarazzo
Chief Executive Officer

[DEBENTURE HOLDER SIGNATURE PAGES TO FOLLOW]

[DEBENTURE HOLDER SIGNATURE PAGE TO
OCTOBER 2008 LETTER AGREEMENT WITH DEBENTURE HOLDER]

ACCEPTED AND AGREED AS OF THE DATE ABOVE WRITTEN:

DKR SOUNDSHORE OASIS HOLDING FUND LTD.

By:	/s/ Barbara Burger
By: Barbara Burger
DKR Oasis Management Company L.P., its investment manager

ALPHA CAPITAL ANSTALT

By: /s/ Konrad Ackerman
Konrad Ackerman, Director

GEMINI MASTER FUND, LTD.

By: /s/ Steven Winters
Steven W. Winters, President

WHALEHAVEN CAPITAL FUND LIMITED

By:	/s/ Brian Mazzella
Brian Mazzella, Chief Financial Officer

CMS CAPITAL

By:	/s/ Howard Weiss
Howard Weiss, Director

BRIO CAPITAL L.P.

By:	/s/ Shaye Hirsch
Shaye Hirsch, Manager of General Partner

SUBSIDIARY SIGNATURE PAGE TO OCTOBER 2008 LETTER
AGREEMENT WITH DEBENTURE HOLDERS

AGREED AND CONSENTED:

The undersigned on behalf of Collateral Agents, LLC consents to the appointment as successor Agent under the Security Agreement.

COLLATERAL AGENTS, LLC

By: /s/ Robert Schechter
Robert Schechter, Chief Executive Officer

SCHEDULE I
Name of Purchaser	Proportionate Share	Purchase Price	Principal Amount of Debenture	Incentive Shares
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	35.714%	$119,642.00	$125,939.00	714,280
GEMINI MASTER FUND, LTD. c/o Gemini Strategies LLC 12220 El Camino Real, Suite 400 San Diego, CA 92130-2091 Fax: (858) 509-8808	35.714%	$119,642.00	$125,939.00	714,280
WHALEHAVEN CAPITAL FUND LIMITED 560 Sylvan Avenue Englewood Cliffs, NJ 07632 Fax: (201) 782-9327	21.429%	$71,787.00	$75,565.00	428,580
BRIO CAPITAL L.P. 401 East 34th Street, Suite 33C New York, New York 10016 Fax: (646) 390-2158	7.143%	$23,929.00	$25,188.00	142,860
TOTALS	100%	$335,000.00	$352,631.00	2,000,000